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                                   EXHIBIT 11

                STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
             (DOLLARS IN THOUSANDS, EXCEPT FOR NET INCOME PER SHARE)


                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                                ---------------------
                                                                  2002        2001
                                                                ---------  ----------
Net income                                                      $  30,391  $   24,433
Less:  Preferred stock dividends                                      123         124
                                                                ---------  ----------
Net income applicable to common stock                           $  30,268  $   24,309


Weighted average common shares outstanding-
  basic and diluted                                               919,321     934,882

Net income per common share-basic and diluted                   $   32.92  $    25.99
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